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                                                                   EXHIBIT 23.01


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption 'Experts' in Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-24641) and related Prospectus of Mountain Fuel Supply Company for the registration of $75,000,000 medium-term notes and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements of Mountain Fuel Supply Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

July 9, 1997
Salt Lake City, Utah